Exhibit 32.1

TELETOUCH COMMUNICATIONS, INC.

OFFICER’S CERTIFICATION

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q of TELETOUCH COMMUNICATIONS, INC. (the “Company”) for the quarter ended February 28, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert M. McMurrey, Chief Executive Officer, hereby certifies, pursuant to 18 U.S.C. 1350, that, to the best of his knowledge:

1.	The Report is in full compliances with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Robert M. McMurrey

Robert M. McMurrey

Chief Executive Officer

April 15, 2013

A signed original of this written statement has been provided to the Company and will be retained by the Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.